A LETTER TO OUR SHAREHOLDERS

When I started in self-storage, the industry advertised with double-truck ads in the Yellow Pages and revenue management meant a simple Excel spreadsheet. There was no dynamic pricing, no significant data analytics, no meaningful institutional capital. Self-storage was an alternative asset class that serious institutions quietly shunned.

Today, it is a core mainstream real estate sector – one of the most resilient and strongest-performing asset classes across numerous recessions, development cycles, a global pandemic, and the sharpest interest rate cycle in a generation. I’ve had a front-row seat to all of it, and that vantage point is not something I take for granted. It is the foundation on which we have built this company.

I am writing this letter to do three things. First, to share my own experience and what it means for how I lead SmartStop. Second, to take stock of what we have accomplished since our April 2025 IPO. Third, and most importantly, to introduce The Deca Initiative, the strategic framework that will guide this company going forward.

The Foundation: Twenty-Two Years of Living Through Every Cycle

I started my first self-storage company with no assets, no liabilities, and no shareholders. I had only a business plan and a strong conviction that a technology-driven, operationally sophisticated, North American self-storage strategy could generate attractive returns, well above what the sector had historically produced.

Over twenty-two years, I have personally navigated:

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10% cap rate deal environments, sub-4% cap rate environments, and everything in between;
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Interest rates from historic lows to the sharpest tightening cycle in 40 years;
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The Great Recession, which tested and proved the sector’s recession-resistance thesis;
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The COVID demand surge, the significant supply wave that followed, and the absorption cycle underway today;
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Multiple geopolitical disruptions that periodically froze capital markets and distorted demand;
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The sector’s transformation from a niche alternative into a mainstream institutional asset class;
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The evolution of the customer journey from in-person paper leases to contactless, digital interaction via call center, website, or mobile app;
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And all of this across two distinct countries: the United States and Canada.

In 2015, we sold the first SmartStop entity – the portfolio we built from a blank sheet of paper – for $1.4 billion, generating an average net annual return of more than 15% (after fees) over the nearly eight-year life of the program.

I want our shareholders to understand what is behind the decisions we make for SmartStop. When I say we will execute deals that will create long-term shareholder value, that is not a financial model talking — it is 22 years of patient and disciplined capital allocation.

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I have seen this sector at its worst and at its best; I have never been more optimistic about its long-term trajectory, and I have never been more confident that SmartStop is positioned to capture it.

Why We Listed … and What We Have Built Since

The decision to complete a public offering and list on the NYSE in April 2025 was a strategic inflection point based on the following factors:

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Access to Capital Markets: Deleveraging our balance sheet and positioning us for long-term growth.
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External Growth: Capitalizing on one of the best acquisition environments on a risk-adjusted basis in our sector’s history, driven by an elongated development cycle.
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Stabilizing Fundamentals: For the first time since spring 2022, move-in rates are stabilizing, and occupancies are in line with or above historical averages.
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High-quality, Differentiated Portfolio: Two-thirds of our properties are in top 25 US MSAs or Canadian CMAs, with our largest markets – Toronto, Miami, Los Angeles, Las Vegas, and Houston – generating rents and occupancies consistent with our large-cap peers.
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Canada as a Differentiator: The Greater Toronto Area (GTA) is North America’s most undersupplied major urban self-storage market, and we are its single largest operator.
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Scalable, Technology-driven Platform: Our operating platform makes more than 4 million pricing decisions per month. It is not a commodity. It is a proprietary system that becomes more powerful as we add third-party property management (3PM) data, future 3PM relationships, and AI capability.
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Outsized External Growth Profile: At our market capitalization, every $300 million of accretive acquisitions represents approximately 10% growth.
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Margin Expansion as a Growth Engine: Our same-store NOI margins ran approximately 500 basis points below our largest public peers at the time of our IPO and, as we continue to cluster in our U.S. and Canadian markets, we have the opportunity to close that gap meaningfully.

Since the IPO, we have reinforced our foundation for future growth, by accomplishing the following:

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Executed a Highly Successful IPO: Generated $931.5 million in gross proceeds despite significant market volatility, allowing us to position our balance sheet for growth.
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Received Two Investment-grade Credit Rating Upgrades: BBB Stable from Kroll and BBB Stable Trend from DBRS Morningstar.
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Issued CAD $700 Million in Maple Bonds: Two tranches at a blended coupon of approximately 3.90%, multiyear fixed-rate financing in the Canadian market.
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Expanded our Canadian Presence Beyond the GTA: We continue to broaden our positioning in British Columbia, Alberta, and Quebec, allowing us to access the top 6 Canadian metros.
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Deployed Nearly $500 Million Since September 2024: Acquired Class A self-storage properties in top 25 U.S. and Canadian markets at mid-5% going-in cap rates with management upside.
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Grew Managed REIT AUM to Approximately $1.1 Billion: Which created meaningful fee revenue, platform scale, and a captive future acquisition pipeline.
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Acquired Argus Professional Storage Management: The second-largest, independent third-party storage manager in the U.S., adding approximately 230 properties across 26 states to our portfolio.
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Established a Bridge Capital Platform: Executing on a market opportunity to lend mezzanine and preferred equity at strong yields, both on balance sheet or through our joint venture with AXCS

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Capital; and structured to generate third-party management contracts and future acquisition opportunities.
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Added to Significant Indices: Including numerous small cap and real estate indices signaling institutional investor recognition, such as the MSCI US REIT Index.
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Achieved Sector-leading Same-store Revenue Growth: 1.6% for full-year 2025 and sector leading guidance for full-year 2026, which was achieved against the backdrop of the largest self-storage supply wave in sector history.
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Achieved Sector-leading FFO, as Adjusted per Share Growth: 10% for full-year 2025 and 6% on the midpoint of our initial guidance for full-year 2026, supporting a stable dividend with growth potential.

All the above would not have been attainable without our greatest asset: our people. We value our more than 1,000 team members who are central to our success. Our culture is built on a shared commitment to collaboration, growth, and purpose – values that shape every interaction with our customers, our colleagues and the communities we serve.

Our management team has extensive experience in the self-storage industry. SmartStop’s Chief Investment Officer has been in the industry for 40 years; our CAO and COO for 17; our CFO for 14; our EVP of Canada for 13; and our General Counsel for nine years. They are part of an incredible team who built this company alongside me and who can continue to build it as we execute The Deca Initiative.

The Deca Initiative: a $10 Billion North American Self-Storage REIT

We have named our long-term strategic plan The Deca Initiative because it embodies our goal to grow SmartStop to $10 billion in total capitalization. This will be driven by accretive and value-creating growth and supported by strong governance and shareholder alignment.

Why $10 billion? At a $10 billion total capitalization, SmartStop is elevated to the tier of REITs that attract the broadest institutional coverage, the lowest cost of capital, and larger transaction opportunities. It is the threshold at which our platform, already built for a company of that scale, realizes a significant level of efficiency for which it was designed.

The Deca Initiative is a further expression of our business plan outlined at IPO. It is built on six integrated pillars. Every pillar is already in motion. Together, they are self-reinforcing.

I. Disciplined Capital Allocation — NAV Creation Engine

From May 2022 through November 2024, many operators rushed to deploy capital at 4% cap rates in a euphoric market. We did not acquire any 4% stabilized cap rate deals and instead chose to wait patiently for market conditions to improve. Our capital allocation decisions were made through the lens of risk-adjusted IRRs and long-term investment horizons, not next-quarter FFO accretion.

We are now in one of the best acquisition environments since the Great Recession on a risk-adjusted basis. Those properties that were acquired at below 4% cap rates from 2021 to 2023 with short-term or bridge debt and those that were developed during the extended development cycle from 2020 to 2024 are now coming to market. We have the ability to acquire at attractive going-in cap rates with meaningful management upside by buying institutional-quality assets at distressed-seller pricing. Our third-party management and lending relationships, our balance sheet, and our acquisition team position us to execute at an outsized pace relative to other storage peers.

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Our joint venture with SmartCentres adds a second dimension to this pillar, giving us a Canadian development pipeline with access to underutilized retail land adjacent to their existing power centers, along with third-party land development opportunities, in major metropolitan areas across Canada. We target developing Class A self-storage at high single-digit to low double-digit total return yields that are simply unavailable in the stabilized acquisition market. Canadian self-storage markets continue to have sizable barriers to entry, including long development lead times and municipal development charges. We currently have four properties in development (plus two in the Managed REITs), and a pipeline of a dozen identified sites for delivery over the next five years.

Our AXCS Capital bridge lending joint venture, along with other bridge capital opportunities, extends this pillar into capital-light, high-yield investments designed to create compound growth and value. At average yields of 10–14%, bridge loans to storage sponsors generate attractive current income while simultaneously creating two additional potential outcomes: 3PM assignments as we assist borrowers in improving operational performance, and acquisition optionality when those borrowers ultimately sell or recapitalize. AXCS handles the heavy lifting of sourcing, structuring, and servicing, enabling us to grow bridge lending volume efficiently without burdening our G&A or management’s time.

II. Operations — Clustering and Margin Expansion

The single highest-return activity available to us does not always require new capital — it requires properties. In markets where we operate 10 or more properties, our margins are approximately 300 basis points higher than in markets without clustering. This is through shared management efficiency, more efficient advertising spends per property, and optimized payroll. These geographic clusters, coupled with our ongoing commitment to technology and our platform, can further enhance staff efficiency and streamline the customer experience. Toronto, with 35 properties, is a great example of an approximately 400 basis point margin premium due to significant clustering at scale.

As we bring Houston, Denver, Miami, Los Angeles, Las Vegas, and our other Canadian CMAs toward that threshold through acquisitions, joint ventures, third-party management agreements, and SmartCentres developments, this margin expansion compounds through the entire portfolio without requiring incremental capital at the property level.

III. Technology and Artificial Intelligence — SmartStop.AI Vision

Our vision for artificial intelligence (AI) is to utilize our more than 41 billion data points to transform SmartStop from a self-storage operator into the most intelligent storage platform in North America. When we listed on the New York Stock Exchange, we described SmartStop as a small-cap company with a large-cap platform. We meant it structurally, as we had already invested tens of millions of dollars into the current platform. There are many dimensions that our platform could ultimately span, specifically surrounding AI.

We are proud of our proprietary operating system, dash™, as well as the SmartStop mobile app, as the foundation of our day-to-day operations. The benefits that AI will have for our existing systems and business fall into three areas: enhancing the customer journey, improving the efficiency and compliance of our operations, and supercharging the quality of our decision-making. For the past several years, we have been exploring how, where, and when to use AI across our enterprise.

As part of our disciplined AI road map, key functional areas of the business are being further enhanced. These initial areas include dynamic revenue optimization, digital marketing and advertising, in-house integrated sales center, intelligent asset management, and streamlined operations management. The

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dash™ platform, which has driven performance to date, will have the next evolution of growth through SmartStop.AI.

As additional properties migrate onto the SmartStop platform, including Argus, the AI advantage compounds. Better data produces better pricing, better pricing drives higher revenue per square foot, and higher revenue per square foot attracts more owners to the platform. This is the AI flywheel.

IV. SmartStop Third-Party Management — Capital-Light Scaling

Third-party management is our most capital-efficient growth engine. Every property we add to our platform generates management fees, data, and clustering benefits without requiring incremental acquisition capital from SmartStop’s balance sheet. We have approximately 230 properties being third-party managed across North America — and we are just beginning.

Our integration philosophy reflects 22 years of working with entrepreneurial owners – we offer a menu, not a mandate. Owners can adopt the full SmartStop brand, operate under the SmartStop Legacy platform (where owners get the benefit of the SmartStop platform while maintaining their own brand), or continue to operate under private label management (where owners maintain more operational autonomy over their properties). All these options benefit from our technology platform, scale, revenue management, AI tools, and owner dashboards. Meanwhile, the SmartStop.AI capabilities are being white-labeled and deployed to 3PM clients, embedding us more deeply in owners’ operations over time and reducing the likelihood of attrition. We believe this flexibility is what distinguishes us from other third-party management platforms in the sector.

Canada represents the most significant long-term growth runway for this pillar. Institutional third-party management is vastly underserved in the Canadian market. We have already onboarded our first Canadian 3PM property on the SmartStop brand in the GTA. With our established brand, operational track record, and relationships across major Canadian CMAs, we are positioned to build the first institutional 3PM platform in Canadian self-storage.

We are very cognizant of our quality, consistency, and predictability of earnings. Our core business – the ownership and management of self-storage real estate – is management’s primary focus and is SmartStop’s single largest driver of growth. These 3PM properties make us more efficient and provide additional data points for future on balance sheet acquisitions. SmartStop 3PM and bridge lending are capital-efficient complements to our ownership strategy. We did not pursue these merely for short-term FFO growth or for the sake of diversification. We pursued them because on our platform, they create a structural, compoundable benefit to our core business.

V. Managed REIT Platform

Our three managed REIT vehicles — plus their Delaware Statutory Trust programs — provide capital flexibility, fee income, and a captive acquisition pipeline that a purely balance-sheet-focused REIT does not have. Our managed REIT platform offers a variety of non-traded REITs and Delaware Statutory Trust programs offered through the independent broker-dealer and RIA networks, a distribution channel that has been a core part of this company’s history and remains a source of AUM growth that our listed-REIT peers do not have.

The $1.1 billion in AUM we manage today generates an annualized revenue run rate of more than $16 million. These assets were primarily unstabilized properties that required the incubation period that the managed REIT structure provides and, as they stabilize, they become candidates for migration onto SmartStop’s balance sheet at valuations our operational expertise has helped create. Our managed REITs

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have allowed us to further strengthen our ground-up development and lease-up capabilities, which we believe will continue to serve us well as we implement The Deca Initiative.

As these programs mature, this platform will evolve. We intend to communicate those changes clearly and proactively. What will not change is the platform’s role as a supplement to our balance sheet that generates fees, provides optionality, and deepens our relationship with the retail investor community that has been with us since the beginning.

VI. Acquisitions Joint Venture — Acquiring Operating Assets at Scale

SmartStop’s current market capitalization creates a natural ceiling on the size of individual transactions we can execute on a wholly owned basis. An institutional acquisition joint venture removes that ceiling. With a 10% to 20% equity co-investment from SmartStop alongside a well-capitalized institutional partner, we can pursue stabilized and near-stabilized operating asset portfolios at the $500 million to $1 billion scale that would otherwise be unreachable at today’s capitalization. We manage the underlying properties, which amplifies the transaction’s accretion on a per-share basis, while the institutional partner provides the majority of the equity capital.

The current transaction environment makes this pillar particularly timely. This is the acquisitions environment in which a well-structured institutional joint venture partner, with SmartStop as the operator and the originator, can acquire at attractive risk-adjusted returns.

We are in active discussions with prospective institutional partners. Our standards are high. We are seeking a long-term relationship built around aligned incentives, not a one-transaction capital arrangement. Any partnership we enter into will be because it is structured to create durable value for all SmartStop shareholders, not simply to move faster on acquisitions we could otherwise accomplish at a slower pace.

A Framework for Long-Term Shareholders

We operate a public company, and management and the board take that responsibility seriously. We show up to every earnings call fully accountable for every number we have produced. We do not shy away from difficult questions. We have had quarters where demand was weaker than anticipated and we said so plainly, explained what drove it, and described what we expected to follow. We ask you to evaluate us based on the following:

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Measure acquisitions by balancing long-term IRR, with immediate FFO accretion. We will be executing on opportunities that drive long-term value; sometimes that will mean acquiring a mid-5% going-in cap rate in a market where we are building scale, and sometimes that will mean a development within our SmartCentres joint venture. Our acquisitions activity will be balanced with both short-term cash flow and long-term value creation. The going-in yield is the floor, not the ceiling.
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Measure the platform by margin trajectory over three to five years. The 500-basis-point margin gap between SmartStop’s overall portfolio and our large-cap peers does not close in a quarter. It closes as clustering deepens, as 3PM data integrates into our revenue management, and as AI-driven efficiency works through the organization.
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Measure capital allocation by discipline, not volume. Our objective is to consistently allocate capital where it can generate the highest risk-adjusted returns while strengthening the quality and resilience of our balance sheet and portfolio, thereby creating an earnings growth stream that is outsized, consistent, and predictable.

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The Deca Initiative Is the Future. The Foundation Is Strong. The Work Is Underway.

Twenty-two years ago, I had a blank sheet of paper and a conviction that a technology-driven North American self-storage platform could generate returns this sector had never seen.

Today, I am more optimistic than ever. We believe the self-storage sector is recovering, the supply wave has crested, and demographics are strengthening. The institutional recognition of the asset class I spent my career advocating for has arrived and SmartStop sits at exactly the right intersection: a publicly traded, investment-grade balance sheet; a technology platform and AI road map that reinforces our competitive position; a U.S.-listed REIT with a 16-year track record of operating, developing, and expanding in the GTA (one of the world’s most undersupplied major self-storage markets); a third-party management business generating data, fees, and acquisition pipeline simultaneously; and a named, specific plan — The Deca Initiative — to compound all of these advantages into a $10 billion total-capitalization North American self-storage REIT.

The foundation is a set of assets, relationships, people, and capabilities that exist today, generating income, that will compound value for years to come. The SmartStop platform is operating in 36 U.S. states and four provinces across Canada. Our technology platform is advancing exponentially with the inclusion of additional datasets. Our clustering strategy is working in every market where we have reached a threshold of critical size. Our balance sheet is strong and flexible. Our management team is aligned, experienced, and deeply committed.

As of the date of this letter, I am the fourth-largest investor in SmartStop. My financial future is fully aligned with yours. We are grateful to each of our shareholders, the retail investors who built this company with us over more than a decade, and the institutional investors who have joined us as partners on the NYSE. Your confidence in us is not taken lightly, and your accountability makes us better.

The Deca Initiative is not a projection. It is a plan with six pillars, already in motion, each reinforcing the other. The foundation is laid. Progress has been made. The work is underway.

Continued successes,

H. Michael Schwartz

Founder, Chairman & Chief Executive Officer

SmartStop Self Storage REIT, Inc. (NYSE: SMA)

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the federal securities laws, and we intend for these statements to be covered by the safe harbor provisions for forward-looking statements contained in such laws. These statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “plan,” “target,” “goal,” or other similar words, or the negative of such terms, or by discussions of strategy, plans, or intentions. We may also make additional forward-looking statements from time to time, and all such statements are qualified by these cautionary remarks.

July 2026

Statements in this letter regarding our future plans, strategies, and initiatives — including The Deca Initiative and its six pillars, our goal of reaching $10 billion in total capitalization, and any related targets, timelines, margin expansion expectations, or anticipated benefits — are forward-looking statements. These statements reflect our current expectations and assumptions as of the date of this letter and are not guarantees of future performance, and we cannot guarantee the accuracy of any such statements. Actual results may differ materially from those expressed or implied due to a variety of risks and uncertainties, including, without limitation:

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disruptions in the economy, including debt and banking markets and foreign currency fluctuations;
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our ability to successfully execute, fund, and achieve the intended outcomes of any of our other strategic plans and objectives, within the timeframe we expect or at all;
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our ability to identify, negotiate, and complete future acquisitions, joint ventures, and third-party management or development relationships on favorable terms or at all;
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our ability to successfully develop, implement, and scale our technology and artificial intelligence initiatives, including SmartStop.AI, and to realize the anticipated benefits of such initiatives for our customers, operations, and decision-making;
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changes in the political, economic, and regulatory environment, including tax laws, tenant protection programs, tariffs, and other developments affecting the United States and Canada;
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competition from other storage alternatives and general market, supply, and demand conditions affecting rents and occupancy in the markets in which we operate;
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our ability to attract and retain qualified personnel and management, including members of our senior management team;
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our reliance on information technology, including data and AI systems, which are vulnerable to cyberattacks, unauthorized access, and other disruptions;
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fluctuations in interest rates and capitalization rates, and their effect on acquisition, development, and financing activity; and
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our failure to maintain our qualification as a REIT for U.S. federal income tax purposes.

The $10 billion total capitalization goal, the six pillars of The Deca Initiative, and any other targets, milestones, or aspirational goals referenced in this letter are aspirational in nature. They are not guarantees or promises that such goals will be met, do not constitute projections of expected results, and are based on assumptions and estimates that are subject to change, including changes in business, market, and economic conditions. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

For a discussion of risks and uncertainties that could cause actual results to differ from those anticipated, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, filed with the SEC and available at investors.smartstopselfstorage.com.

July 2026